Exhibit 99 (h)(i)

ETF MASTER SERVICES AGREEMENT

This ETF Master Services Agreement (this “Agreement”), dated January 14, 2021 is between Humankind Benefit Corporation (the “Trust”), a Maryland corporation, and Ultimus Fund Solutions, LLC (“Ultimus”), a limited liability company organized under the laws of the state of Ohio.

Background

The Trust is an investment company registered or to be registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and it desires that Ultimus perform certain services for each of its series listed on Schedule A (as amended from time to time) (individually referred to herein as a “Fund” and collectively as the “Funds”). Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement.

Terms and Conditions

1.	Retention of Ultimus

The Trust retains Ultimus to act as the service provider on behalf of each Fund for the services set forth in each Addendum selected below (collectively, the “Services”), which are incorporated by reference into this Agreement. Ultimus accepts such employment to perform the selected Services.

☒	Fund Accounting Addendum

☒	Fund Administration Addendum

2.	Allocation of Charges and Expenses

2.1.
Ultimus shall furnish at its own expense the executive, supervisory, and clerical personnel necessary to perform its obligations under this Agreement. Ultimus shall also pay all compensation of any officers of the Trust who are affiliated persons of Ultimus, except when such person is serving as the Trust’s chief compliance officer.

2.2.
The Trust, on behalf of each Fund, assumes and shall pay or cause to be paid all other expenses of the Trust or a Fund not otherwise allocated under this Section 2, including, without limitation: organization costs; taxes; expenses for legal and auditing services; the expenses of preparing (including typesetting), printing, and mailing reports, prospectuses, statements of additional information, proxy statements, and related materials; all expenses incurred in connection with Fund purchase and redemption transactions; licensing fees for the index on which the Funds are based (“Index”); securities exchange listing fees and fees associated with the calculation and dissemination of the Index and indicative optimized portfolio value (“IOPV”); transfer agent, dividend disbursing agent, and index receipt agent fees; the costs of custodial services; the cost of initial and ongoing registration or qualification of the shares under federal and state securities laws; fees and reimbursable expenses of Directors who are not affiliated persons of Ultimus or the investment adviser(s) to the Trust; insurance premiums; interest; brokerage costs; litigation; other extraordinary or nonrecurring expenses; and all fees and charges of investment advisers to the Trust.

3.	Compensation

3.1.
The Trust, on behalf of each Fund, shall pay for the Services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, the fee letter attached to each addendum (each a “Fee Letter”), which may be amended from time to time. Each Fee Letter is incorporated by reference into this Agreement.

3.2.
If this Agreement becomes effective subsequent to the first day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Letter. If this Agreement terminates before the last day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be equal to a full calendar month’s worth of fees as calculated in a manner consistent with the calculation of the fees as set forth in the applicable Fee Letter. The Trust shall promptly pay Ultimus’ compensation for the preceding month.

3.3.
In the event that the U.S. Securities and Exchange Commission (the “SEC”), Financial Industry Regulatory Authority, Inc. (“FINRA”), or any other regulator or self-regulatory authority adopts regulations and requirements relating to the payment of fees to service providers or requires Ultimus to change the Services and such change in the Services would result in a material increase in costs for Ultimus to provide the Services under this Agreement (“Change in Law”), Ultimus shall promptly provide written notice to the Trust of such Change in Law (“Change Notice”). The Change Notice must include (a) a description of the Change in Law (i.e., identification of the respective law or regulation and how the same has been modified), (b) any proposed change to the Agreement or adjustment to any fees or expenses that Ultimus believes is required in order to comply with the Change in Law, and (c) evidence demonstrating to the Trust that the impact on Ultimus’ performance of the Services for the Trust justifies such amendment to the Agreement or adjustment to fees or expenses. Following the Trust’s receipt of the Change Notice, the parties agree to negotiate in good faith amendments to this Agreement in order to comply with such requirements as mutually agreed to by the parties. If the parties are unable to reach agreement respecting the incorporation of such additional terms within ninety (90) days after Ultimus gives written notice requesting incorporation of such additional terms, then either party may terminate this Agreement upon no less than ninety (90) days nor greater than one hundred eighty (180) days prior written notice to the other party..

3.4.
In the event that any fees are disputed, the Trust shall, on or before the due date, pay all undisputed amounts due hereunder and notify Ultimus in writing of any disputed fees which it is disputing in good faith. Payment for such disputed fees shall be due on or before the tenth (10th) business day after the day on which Ultimus and the Trust mutually resolve the amount of disputed fees.

4.	Reimbursement of Expenses

In addition to paying Ultimus the fees described in each Fee Letter, the Trust, on behalf of each Fund, agrees to reimburse Ultimus for its documented and reimbursable expenses in providing services hereunder, if applicable, including, without limitation, the following:

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

4.1.
Reasonable travel and lodging expenses incurred by officers and employees of Ultimus in connection with attendance at meetings of the Trust’s Board of Directors (the “Board”) or any committee thereof and shareholders’ meetings;

4.2.	All freight and other delivery charges incurred by Ultimus in delivering materials on behalf of the Trust;

4.3.	The cost of obtaining secondary security market quotes and other similar securities quotations;

4.4.
All fees and expenses incurred in connection with any licensing of software, subscriptions to databases, custom programming or systems modifications required to provide any special reports or services requested by the Trust;

4.5.
Any expenses Ultimus shall incur at the direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes;

4.6.	A reasonable allocation of the costs associated with the preparation of Ultimus’ Service Organization Control 1 Reports (“SOC 1 Reports”); and

4.7.	Any additional documented expenses reasonably incurred by Ultimus in the performance of its duties and obligations under this Agreement.

5.	Maintenance of Books and Records; Record Retention

5.1.
Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Services as may be required by applicable law, rules, and regulations, including Federal Securities Laws as defined under Rule 38a-1 under the Investment Company Act.

5.2.	Ownership of Records

A.
Ultimus agrees that all such books, records, and other data (except computer programs and procedures) developed to perform the Services (collectively, “Client Records”) shall be the property of the Trust or Fund.

B.
Ultimus agrees to provide the Client Records to the Trust or a Fund, at the documented and reasonable expense of the Trust or Fund, upon reasonable request, and to make such books and records available for inspection by the Trust, a Fund, or its regulators at reasonable times.

C.
Ultimus agrees to furnish to the Trust or a Fund, at the documented and reasonable expense of the Trust or Fund, all Client Records in the electronic or other medium in which such material is then maintained by Ultimus as soon as practicable after any termination of this Agreement. Unless otherwise required by applicable law, rules, or regulations, Ultimus shall promptly turn over to the Trust or Fund or, upon the written request of the Trust or Fund, destroy the Client Records maintained by Ultimus pursuant to this Agreement. If Ultimus is required by applicable law, rule, or regulation to maintain any Client Records, it will provide the Trust or Fund with copies as soon as reasonably practical after the termination.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

5.3.	Ultimus agrees to keep confidential all Client Records, except when requested to divulge such information by duly constituted authorities or court process.

5.4.
If Ultimus is requested or required to divulge such information by duly constituted authorities or court process, Ultimus shall, unless prohibited by law, promptly notify the Trust or Fund of such request(s) so that the Trust or Fund may seek, at the expense of the Trust or Fund, an appropriate protective order.

6.	Subcontracting

Ultimus may, at its expense, subcontract with any entity or person concerning the provision of the Services; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor, and that Ultimus shall be responsible, to the extent provided in Section 10, for all acts of a subcontractor.

7.	Effective Date

7.1.
This Agreement shall become effective as of the date first above written with respect to each Fund in existence on such date (or, if a particular Fund is not in existence on that date, on the date such Fund commences operation) (the “Agreement Effective Date”).

7.2.
Each Addendum shall become effective as of the date first written in the Addendum with respect to each Fund in existence on such date (or, if a particular Fund is not in existence on that date, on the date such Fund commences operation).

8.	Term

8.1.
Initial Term. This Agreement shall continue in effect, unless earlier terminated by either party as provided under this Section 8, for a period of four (4) years from the date first above written (the “Initial Term”).

8.2.	Renewal Terms. Immediately following the Initial Term this Agreement shall automatically renew for successive one (1) year periods (a “Renewal Term”).

8.3.	Termination. A party may terminate this Agreement under the following circumstances.

A.
Termination for Good Cause. During the Initial Term or a Renewal Term, a party (the “Terminating Party”) may only terminate the Agreement against the other party (the “Non-Terminating Party”) for good cause. For purposes of this Agreement, “good cause” shall mean:

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

(1)
a material breach of this Agreement by the Non-Terminating Party that has not been cured or remedied within 30 days after the Non-Terminating Party receives written notice of such breach from the Terminating Party;

(2)
the Non-Terminating Party takes a position regarding compliance with Federal Securities Laws that the Terminating Party reasonably disagrees with, the Terminating Party provides 30 days’ prior written notice of such disagreement, and the parties fail to come to agreement on the position within the 30-day notice period;

(3)
a final and unappealable judicial, regulatory, or administrative ruling or order in which the Non-Terminating Party has been found guilty of criminal or unethical behavior in the conduct of its business;

(4)	Losses are incurred by the Trust or the Fund due to Ultimus’ gross negligence, or willful misconduct and such Losses are limited by Section 10.2(F).

(5)
the authorization or commencement of, or involvement by way of pleading, answer, consent, or acquiescence in, a voluntary or involuntary case under the Bankruptcy Code of the United States Code, as then in effect.

(6)	any termination of this Agreement made in accordance with the provisions of Section 3.3.

B.
Out-of-Scope Termination. If a Trust or Fund demands services that are beyond the scope of this Agreement and any incorporated Addendum, and the parties cannot agree on appropriate terms relating to such out-of-scope services, Ultimus may terminate this Agreement upon 60 days’ prior written notice.

C.
End-of-Term Termination. A party can terminate this Agreement at the end of the Initial Term or a Renewal Term by providing written notice of termination to the other party at least 90 days prior to the end of the Initial Term or then-current Renewal Term.

D.
Early Termination. Any termination by the Trust or Fund other than termination under Section 8.3.A-C is deemed an “Early Termination”. The Trust or Fund that provides a notice of early termination is subject to an “Early Termination Fee” equal to the pro rated fee amount due to Ultimus through the end of the then-current term as calculated in the applicable Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the term of the Agreement.

E.	Final Payment. Any unpaid compensation, reimbursement of expenses, or Early Termination Fee is due to Ultimus within 15 calendar days of the termination date provided in the notice of termination.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

F.
Transition. Upon termination of this Agreement, Ultimus will cooperate with any reasonable request of the Trust to effect a prompt transition to a new service provider selected by the Trust. Ultimus shall be entitled to collect from the Trust, in addition to the compensation described in each applicable Fee Letter, (1) the amount of all of Ultimus’ documented cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and (2) a reasonable de-conversion fee as mutually agreed to by the parties.

G.
Liquidation. Upon termination of this Agreement due to the liquidation, merger, or reorganization of the Trust or a Fund, Ultimus shall be entitled to collect from the Trust, in addition to the compensation described in each applicable Fee Letter, the amount of all of Ultimus’ documented cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents.

8.4.
No Waiver. Failure by either party to terminate this Agreement for a particular cause shall not constitute a waiver of its right to subsequently terminate this Agreement for the same or any other cause.

9.	Additional Funds

In the event that the Trust establishes one or more series of shares after the Agreement Effective Date, each such series shall become, at the discretion of the Trust and Ultimus, a Fund under this Agreement and shall be added to Schedule A and the applicable Fee Letter(s) as appropriate.

10.	Standard of Care; Limits of Liability; Indemnification

10.1.
Standard of Care. Each party's duties are limited to those expressly set forth in this Agreement and the parties do not assume any implied duties. Each party shall use its best efforts in the performance of its duties and act in good faith in performing the Services or its obligations under this Agreement. Each party shall be liable for any damages, losses or costs arising directly or indirectly out of such party’s failure to perform its duties under this Agreement to the extent such damages, losses or costs arise directly or indirectly out of its willful misfeasance, bad faith, gross negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder.

10.2.	Limits of Liability

A.	Ultimus shall not be liable for any Losses (as defined below) arising from the following:

(1)
performing Services or duties in accordance with any oral, written, or electric instruction, notice, request, record, order, document, report, resolution, certificate, consent, data, authorization, instrument, or item of any kind that Ultimus reasonably believes to be genuine and to have been signed, presented, or furnished by a duly authorized representative of the Trust or any Fund (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an officer or authorized representative of the Trust for certain purposes);

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

(2)	operating under its own initiative, in good faith and in accordance with the standard of care set forth herein, in performing its duties or the Services;

(3)	using valuation information provided by the Trust’s approved third-party pricing service(s) or the investment adviser(s) to the Fund for the purpose of valuing a Fund’s portfolio holdings;

(4)
any default, damages, costs, loss of data or documents, errors, delay, or other loss whatsoever caused by events beyond Ultimus’ reasonable control, including, without limitation, corrupt, faulty or inaccurate data provided to Ultimus by third- parties; and

(5)	any error, action or omission by the Trust or other past or current service provider.

B.
Ultimus may apply to the Trust at any time for instructions and may consult with counsel for the Trust or a Fund, counsel for the Trust’s independent Directors, and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties or the Services. Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants, or other experts qualified to render such opinion.

C.
A copy of the Trust’s Agreement and Declaration of Trust (the “Declaration of Trust”) is on file with the Secretary of State (or equivalent authority) of the state in which the Trust is organized, and notice is hereby given that this instrument is executed on behalf of the Trust and not the Directors individually and that the obligations of this instrument are not binding upon any of the Directors, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Fund, that Fund), and Ultimus shall look only to the assets of the Trust (or the particular Fund, as applicable), for the satisfaction of such obligations.

D.
Ultimus shall not be held to have notice of any change of authority of any officer, agent, representative or employee of the Trust or any Fund, the Trust’s or any Fund’s investment adviser or any of the Trust’s or Fund’s other service providers until receipt of written notice thereof from the Trust or Fund (as applicable). As used in this Agreement, the term “investment adviser” includes all sub-advisers or persons performing similar services.

E.
The Board has and retains primary responsibility for oversight of all compliance matters relating to the Funds, including, but not limited to, compliance with the Investment Company Act, the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), the USA PATRIOT Act of 2001, the Sarbanes Oxley Act of 2002 and the policies and limitations of each Fund relating to the portfolio investments as set forth in the prospectus and statement of additional information. Ultimus’ monitoring and other functions hereunder shall not relieve the Board of its primary day-to-day responsibility for overseeing such compliance.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

F.
To the maximum extent permitted by law, the Trust agrees to limit Ultimus’ liability for the Trust’s Losses (as defined below) incurred in Ultimus’ performance of the Services to an amount that shall not exceed the total compensation received by Ultimus under this Agreement during the most recent rolling 12-month period or an annualized amount of the compensations to be received by Ultimus if this Agreement has been in effect for less than 12 months. This limitation shall apply regardless of the cause of action or legal theory asserted.

G.
In no event shall a party be liable to another party for trading losses, lost revenues, special, incidental, punitive, indirect, consequential or exemplary damages or lost profits, whether or not such damages were foreseeable or such party was advised of the possibility thereof. The parties acknowledge that the other parts of this Agreement are premised upon the limitation stated in this section.

10.3.	Indemnification

A.
Each party (the “Indemnifying Party”) agrees to indemnify, defend, and protect the other party, including its trustees, directors, managers, officers, employees, and other agents (collectively, the “Indemnitees” and each an “Indemnitee”), and shall hold the Indemnitees harmless from and against any actions, suits, claims, losses, damages, liabilities, and reasonable costs, charges, and expenses (including attorney fees and investigation expenses) (collectively, “Losses”) arising directly or indirectly out of (1) the Indemnifying Party’s failure to exercise the standard of care set forth above unless such Losses were caused in part by the Indemnitees own willful misfeasance, bad faith or gross negligence; (2) any violation of Applicable Law (defined below) by the Indemnifying Party or its affiliated persons or agents relating to this Agreement and the activities thereunder; and (3) any material breach by the Indemnifying Party or its affiliated persons or agents of this Agreement.

B.	Notwithstanding the foregoing provisions, the Trust or Fund shall indemnify Ultimus for Ultimus’ Losses arising from circumstances under Section 10.2.A.

C.
Upon the assertion of a claim for which either party may be required to indemnify the other, the Indemnitee shall promptly notify the Indemnifying Party of such assertion, and shall keep the Indemnifying Party advised with respect to all developments concerning such claim. Notwithstanding the foregoing, the failure of the Indemnitee to timely notify the Indemnifying Party shall not relieve the Indemnifying Party of its indemnification obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure.

D.
The Indemnifying Party shall have the option to participate with the Indemnitee in the defense of such claim or to defend against said claim in its own name or in the name of the Indemnitee. The Indemnitee shall in no case confess any claim or make any compromise in any case in which the Indemnifying Party may be required to indemnify the Indemnitee except with the Indemnifying Party’s prior written consent.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

10.4.	The provisions of this Section 10 shall survive termination of this Agreement.

11.	Force Majeure.

Neither party will be liable for Losses, loss of data, delay of Services, or any other issues caused by events beyond its reasonable control, including, without limitation, delays by third party vendors and/or communications carriers, acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots, failure of the mails, transportation, communication, or power supply.

12.	Representations and Warranties

12.1.	Joint Representations. Each party represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)	It is a corporation, partnership, trust, or other entity duly organized and validly existing in good standing under the laws of the jurisdiction in which it is organized.

(B)
To the extent required by Applicable Law (defined below), it is duly registered with all appropriate regulatory agencies or self-regulatory organizations and such registration will remain in full force and effect for the duration of this Agreement.

(C)
For the duties and responsibilities under this Agreement, it is currently and will continue to abide by all applicable federal and state laws, including, without limitation, federal and state securities laws; regulations, rules, and interpretations of the SEC and its authorized regulatory agencies and organizations, including FINRA; and all other self-regulatory organizations governing the transactions contemplated under this Agreement (collectively, “Applicable Law”).

(D)	It has duly authorized the execution and delivery of this Agreement and the performance of the transactions, duties, and responsibilities contemplated by this Agreement.

(E)
This Agreement constitutes a legal obligation of the party, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(F)
Whenever, in the course of performing its duties under this Agreement, it determines that a violation of Applicable Law has occurred, or that, to its knowledge, a possible violation of Applicable Law may have occurred, or with the passage of time could occur, it shall promptly notify the other party of such violation.

12.2.	Representations of the Trust. The Trust represents and warrants, which representations and warranties shall be deemed to be continuing throughout the term of this Agreement, that:

(A)
(1) as of the close of business on the Agreement Effective Date, each Fund that is then in existence has authorized the amount of shares set forth in its Articles of Incorporation, and
(2) no shares of any Fund will be offered to the public until the Trust’s registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and the
Investment Company Act, has been declared or becomes effective and all required state securities law filings have been made.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

(B)
It shall cause the investment adviser(s) and sub-advisers, prime broker, custodian, legal counsel, independent accountants, and other service providers and agents, past or present, for each Fund to cooperate with Ultimus and to provide it with such information, documents, and advice relating to the Fund as appropriate or requested by Ultimus, in order to enable Ultimus to perform its duties and obligations under this Agreement.

(C)
The Trust’s Agreement and Declaration of Trust, Bylaws, registration statement and each Fund’s organizational documents, and prospectus are true and accurate and will remain true and accurate at all times during the term of this Agreement in conformance with applicable federal and state securities laws.

(D)
Each of the employees of Ultimus that serves or has served at any time as an officer of the Trust, including the CCO, President, Treasurer, Secretary and the AML Compliance Officer, shall be covered by the Trust’s Directors & Officers/Errors & Omissions insurance policy (the “Policy”) and shall be subject to the provisions of the Trust’s Declaration of Trust and Bylaws regarding indemnification of its officers. The Trust shall provide Ultimus with proof of current coverage, including a copy of the Policy, and shall notify Ultimus immediately should the Policy be canceled or terminated.

(E)
Any officer of the Trust shall be considered an individual who is authorized to provide Ultimus with instructions and requests on behalf of the Trust (an “Authorized Person”) (unless such authority is limited in a writing from the Trust and received by Ultimus).

13.	Insurance

13.1.
Maintenance of Insurance Coverage. Each party agrees to maintain throughout the term of this Agreement professional liability insurance coverage of the type and amount reasonably customary in its industry. Upon request, a party shall furnish the other party with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels, and deductible amounts.

13.2.
Notice of Termination. A party shall promptly notify the other party should any of the notifying party’s insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefore.

14.	Information Provided by the Trust

14.1.	Prior to the Agreement Effective Date. Prior to the Agreement Effective Date, the Trust will furnish to Ultimus the following:

(A)	copies of the Articles of Incorporation and of any amendments thereto;

(B)	the Trust’s Bylaws and any amendments thereto;

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

(C)
certified copies of resolutions of the Board covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct Ultimus thereunder;

(D)	a list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters;

(E)	the Trust’s registration statement and all amendments thereto filed with the SEC pursuant to the Securities Act and the Investment Company Act;

(F)	the Trust’s notification of registration under the Investment Company Act on Form N-8A as filed with the SEC;

(G)	each Fund’s listing notice from the applicable securities exchange;

(H)	the Trust’s current prospectus and statement of additional information for each Fund;

(I)
an accurate, current list of shareholders of each existing series of the Trust, if applicable, showing each shareholder’s address of record, number of shares owned and whether such shares are represented by outstanding share certificates;

(J)	copies of the current plan of distribution adopted by the Trust under Rule 12b-1 under the Investment Company Act for each Fund, if applicable;

(K)	copies of the current investment advisory agreement and current investment sub-advisory agreement(s), if applicable, for each Fund;

(L)	copies of the current underwriting agreement for each Fund;

(M)
contact information for each Fund’s service providers, including, but not limited to, the Fund’s administrator, custodian, transfer agent and/or index receipt agent, independent accountants, legal counsel, underwriter, lead market maker, securities exchange where shares will be listed, and chief compliance officer; and

(N)	a copy of procedures adopted by the Trust in accordance with Rule 38a-1 under the Investment Company Act.

14.2.	After the Agreement Effective Date. After the Agreement Effective Date, the Trust will furnish to Ultimus any amendments to the items listed in Section 14.1 upon the reasonable request of Ultimus.

15.	Compliance with Law

The Trust assumes full responsibility for the preparation, contents, and distribution of each prospectus of a Fund and further agrees to comply with all applicable requirements of the Federal Securities Laws and any other laws, rules and regulations of governmental authorities having jurisdiction over the Trust or a Fund, including, but not limited to, the Internal Revenue Code, the USA PATRIOT Act of 2001, and the Sarbanes-Oxley Act of 2002, each as amended.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

16.	Privacy and Confidentiality

16.1.
Definition of Confidential Information. The term “Confidential Information” shall mean all information that either party discloses (a “Disclosing Party”) to the other party (a “Receiving Party”), whether in writing, electronically, or orally and in any form (tangible or intangible), that is confidential, proprietary, or relates to clients or shareholders purchasing or redeeming in-kind. Confidential Information includes, but is not limited to:

(A)	any information concerning technology, such as systems, source code, databases, hardware, software, programs, applications, engaging protocols, routines, models, displays, and manuals;

(B)
any unpublished information concerning research activities and plans, customers, clients, shareholders purchasing or redeeming in-kind, authorized participants, strategies and plans, costs, and operational techniques;

(C)	any unpublished financial information, including information concerning revenues, profits and profit margins, and costs or expenses; and

(D)	Customer Information (as defined below).

Confidential Information is deemed confidential and proprietary to the Disclosing Party regardless of whether such information was disclosed intentionally or unintentionally, or marked appropriately.

16.2.
Definition of Customer Information. Any Customer Information will remain the sole and exclusive property of the Trust. “Customer Information” shall mean all non-public, personally identifiable information as defined by Gramm-Leach-Bliley Act of 1999, as amended, and its implementing regulations (e.g., SEC Regulation S-P and Federal Reserve Board Regulation P) (collectively, the “GLB Act”).

16.3.	Treatment of Confidential Information

(A)
Each party agrees that at all times during and after the terms of this Agreement, it shall use, handle, collect, maintain, and safeguard Confidential Information in accordance with (1) the confidentiality and non-disclosure requirements of this Agreement; (2) the GLB Act, as applicable and as it may be amended; and (3) such other Applicable Law, whether in effect now or in the future.

(B)
Without limiting the foregoing, the Receiving Party shall apply to any Confidential Information at least the same degree of reasonable care used for its own confidential and proprietary information to avoid unauthorized disclosure or use of Confidential Information under this Agreement.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

(C)	Each party further agrees that:

(1)
The Receiving Party will hold all Confidential Information it obtains in strictest confidence and will use and permit use of Confidential Information solely for the purposes of this Agreement or as otherwise provided for in this Agreement, and consistent therewith, may disclose or provide access to its responsible employees or agents who have a need to know and are under adequate confidentiality agreements or arrangements and make copies of Confidential Information to the extent reasonably necessary to carry out its obligations under this Agreement;

(2)
Notwithstanding the foregoing, the Receiving Party may release Confidential Information as permitted or required by law or approved in writing by the Disclosing party, which approval shall not be unreasonably withheld and may not be withheld where the Receiving Party may be exposed to civil or criminal liability or proceedings for failure to release such information;

(3)	Additionally, Ultimus may provide Fund price or performance information to companies that track or report price or performance information regarding investment companies; and

(4)
The Receiving Party will immediately notify the Disclosing Party of any unauthorized disclosure or use, and will cooperate with the Disclosing Party to protect all proprietary rights in any Confidential Information.

16.4.	Severability. This provision and the obligations under this Section 16 shall survive termination of this Agreement.

17.	Press Release

Within the first 60 days following the Agreement Effective Date, the Trust agrees to review in good faith a press release (in any format or medium) announcing the Agreement with Ultimus; provided that Ultimus must obtain the Trust’s written consent prior to publication of such release, which consent shall not be unreasonably denied by the Trust.

18.	Non-Exclusivity

The services of Ultimus rendered to the Trust are not deemed to be exclusive. Except to the extent necessary to perform Ultimus’ obligations under this Agreement, nothing herein shall be deemed to limit or restrict Ultimus’ right, or the right of any of Ultimus’ managers, officers or employees who also may be a trustee, officer or employee of the Trust, or persons who are otherwise affiliated persons of the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other person.

19.	Notices

Any notice provided under this Agreement shall be sufficiently given when either delivered personally by hand or received by electronic mail overnight delivery, or certified mail at the following address.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

19.1.	If to the Trust:

Humankind Benefit Corporation
Attn: James Katz
79 Madison Avenue
New York, NY 10016
Email: james_katz@humankind.co

With copies to:

Todd Zerega, Esq.
Perkins Coie LLP
700 13th Street NW, Suite 800
Washington, DC 20005
Email: tzerega@perkinscoie.com

and

Mark Parise, Esq.
Perkins Coie LLP
1155 Avenue of the Americas, 22nd Floor
New York, NY 10036
Email: mparise@perkinscoie.com

19.2.	If to Ultimus:

Ultimus Fund Solutions, LLC
Attn: General Counsel
4221 North 203rd Street, Suite 100
Elkhorn, NE 68022
Email: legal@ultimusfundsolutions.com

20.	General Provisions

20.1.
Incorporation by Reference. This Agreement and its addendums, schedules, exhibits, and other documents incorporated by reference express the entire understanding of the parties and supersede any other agreement between them relating to the Services.

20.2.	Conflicts. In the event of any conflict between this Agreement and any Appendices or Addendum thereto, this Agreement shall control.

20.3.	Amendments. The parties may only amend or waive all or part of this Agreement by written amendment or waiver signed by both parties.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

20.4.	Assignments.

(A)
Except as provided in this Section 21.4, this Agreement and the rights and duties hereunder shall not be assignable by either of the parties except by the specific written consent of the non-assigning party.

(B)
The terms and provisions of this Agreement shall become automatically applicable to any investment company that is the successor to the Trust because of reorganization, recapitalization, or change of domicile.

(C)
Unless this Agreement is terminated in accordance with Section 8 of this Agreement, Ultimus may, to the extent permitted by law and in its sole discretion, assign all its rights and interests in this Agreement to an affiliate, parent, subsidiary or to the purchaser of substantially all of its business, provided that Ultimus provides the Trust at least 90 days’ prior written notice and the ability to terminate this Agreement.

(D)	This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns.

20.5.
Governing Law. This Agreement shall be construed in accordance with the laws of the state of Ohio and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the state of Ohio, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

20.6.	Headings. Section and paragraph headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

20.7.
Multiple Counterparts. This Agreement may be executed in two or more counterparts, each of which when executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument. A signed copy of this Agreement delivered by email or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original, signed copy of this Agreement.

20.8.
Severability. If any part, term or provision of this Agreement is held to be illegal, in conflict with any law or otherwise invalid, the remaining portion or portions shall be considered severable and not be affected by such determination, and the rights and obligations of the parties shall be construed and enforced as if the Agreement did not contain the particular part, term or provisions held to be illegal or invalid.

Signatures are located on the next page.

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

The parties duly executed this Agreement as of November 24, 2020.

Humankind Benefit Corporation	Ultimus Fund Solutions, LLC

By: /s/ James Katz	By: /s/ Gary Tenkman
Name: James Katz	Name: Gary Tenkman
Title: President	Title: Chief Executive Officer

Humankind Benefit Corporation
Ultimus ETF Master Services Agreement
November 24, 2020

SCHEDULE A
to the
ETF Master Services Agreement
between
Humankind Benefit Corporation
and
Ultimus Fund Solutions, LLC
dated November 24, 2020

Fund Portfolio(s)

Humankind US Stock ETF

Fund Accounting Addendum
for
Humankind Benefit Corporation

This Fund Accounting Addendum, dated November 24, 2020, is between Humankind Benefit Corporation (the “Trust”), on its own behalf and on behalf of the Funds listed on Schedule A to that certain ETF Master Services Agreement, dated November 24, 2020, and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the ETF Master Services Agreement.

Fund Accounting Services

1.	Performance of Daily Accounting Services

Ultimus shall perform the following accounting services daily for each Fund, each in accordance with the Fund’s prospectus and statement of additional information:

1.1.	calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1.2 below;

1.2.	obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Fund’s investment adviser or its designee, as approved by the Board;

1.3.	verify and reconcile with the Funds’ custodian cash and all daily activity;

1.4.	compute, as appropriate, each Fund’s net income and realized capital gains, dividend payables, dividend factors, and weighted average portfolio maturity;

1.5.
review daily the net asset value calculation and dividend factor (if any) for each Fund prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and/or yields to each Fund’s listing exchange, authorized participants, transfer agent and/or index receipt agent, and such other entities as directed by the Fund;

1.6.	determine unrealized appreciation and depreciation on securities held by the Funds;

1.7.	accrue income of each Fund;

1.8.	amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;

1.9.	update fund accounting system to reflect rate changes, as received/obtained by Ultimus, on variable interest rate instruments;

1.10.	record investment trades received in proper form from each Fund or its authorized agents on the industry standard T+1 basis;

Humankind Benefit Corporation
Fund Accounting Addendum
November 24, 2020

1.11.	calculate Fund expenses based on instructions from each Fund’s administrator;

1.12.	process share creations and redemptions with each Fund’s transfer agent;

1.13.	maintain create/redeem records to the extent they are not otherwise maintained by other services providers;

1.14.	accrue expenses of each Fund;

1.15.	determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts;

1.16.	provide accounting reports in connection with each Fund’s regular annual audit and other audits and examinations by regulatory agencies;

1.17.	provide such periodic reports as agreed to by the parties;

1.18.
prepare and maintain the following records upon receipt of information in proper form from each Fund or its authorized agents: (1) cash receipts journal; (2) cash disbursements journal; (3) dividend record; (4) purchase and sales-portfolio securities journals; (5) subscription and redemption journals; (6) security ledgers; (7) broker ledger; (8) general ledger; (9) daily expense accruals; (10) daily income accruals, (11) securities and monies borrowed or loaned and collateral therefore; (12) foreign currency journals; and (13) trial balances;

1.19.	provide information typically supplied in the investment company industry to companies that track or report price, performance or other information with respect to investment companies;

1.20.	provide accounting information to each Fund’s independent registered public accounting firm for preparation of the Fund’s tax returns;

1.21.
cooperate with, and take all reasonable actions in the performance of its duties under this Agreement, so that all necessary information is made available to each Fund’s independent public accountants in connection with any audit or the preparation of any report requested by the Fund; and

1.22.
generate each Fund’s daily portfolio composition file (“PCF”) in NSCC format, which includes investment adviser inputs and accounting inputs for transmission to Custodian for dissemination to NSCC, and any other communications required by NSCC related to the PCF. Ultimus will also send the PCF to any required vendors and the Fund’s investment adviser for recordkeeping.

2.	Additional Accounting Services

Ultimus shall also perform the following additional accounting services for each Fund.

2.1.
Financial Statements. Ultimus will provide monthly (or as frequently as may reasonably be requested by the Trust or a Fund’s investment adviser) a set of Financial Statements for each Fund. For purposes of this Fund Accounting Addendum, “Financial Statements” include the following:

(A)  Statement of Assets and Liabilities; (B) Statement of Operations; (C) Statement of Changes in Net Assets; (D) Security Purchases and Sales Journals; and (E) Fund Holdings Reports.

Humankind Benefit Corporation
Fund Accounting Addendum
November 24, 2020

2.2.	Other Information. Provide accounting information for the following:

(A)	federal and state income tax returns and federal excise tax returns;

(B)	reports with the SEC on Forms N-CEN, N-PORT, and N-CSR;

(C)	registration statements and other filings relating to the registration of shares;

(D)	Ultimus’ monitoring of the Trust’s status as a regulated investment company under the Internal Revenue Code;

(E)	annual audit by each Fund’s independent accountants; and

(F)	examinations performed by the SEC.

2.3.	Other Services

(A)	as appropriate, compute each Fund’s yields, total return, expense ratios, and portfolio turnover rate, and any other financial ratios required by regulatory filings.

3.	Special Reports and Services

3.1.
Ultimus may provide additional special reports upon the request of the Trust or a Fund’s investment adviser, which may result in an additional charge, the amount of which shall be agreed upon by the parties prior to the reports being made available.

3.2.
Ultimus may provide such other similar services with respect to a Fund as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties prior to such services being provided.

4.	Tax Matters

Ultimus does not provide tax advice. Nothing in the ETF Master Services Agreement or this Fund Accounting Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

5.	Forms N-CEN and N-PORT

5.1.	If Ultimus provides fund administration to the Trust or Fund, Ultimus will prepare and file with the SEC the reports on Forms N-CEN and N-PORT.

5.2.	If Ultimus does not provide fund administration to the Trust or Fund, Ultimus will provide the fund administrator with accounting information for Forms N-CEN and N-PORT.

Signatures are located on the next page.

Humankind Benefit Corporation
Fund Accounting Addendum
November 24, 2020

The parties duly executed this Fund Accounting Addendum as of November 24, 2020.

Humankind Benefit Corporation on its own behalf and on behalf of the Funds	Ultimus Fund Solutions, LLC

By: /s/ James Katz	By: /s/ Gary Tenkman
Name: James Katz	Name: Gary Tenkman
Title: President	Title: Chief Executive Officer

Humankind Benefit Corporation
Fund Accounting Addendum
November 24, 2020

Fund Accounting Fee Letter

for

the Funds listed on Schedule A
each a series of
Humankind Benefit Corporation

This Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Humankind Benefit Corporation (the “Trust”) for the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain ETF Master Services Agreement dated November 24, 2020, and the Fund Accounting Addendum dated November 24, 2020 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

For the Fund Accounting Services provided under the Fund Accounting Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Trust, or the Funds, or the Adviser (as hereinafter defined) on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, which fee is included in the Fund Administration Fees, plus itemized fees as follows:

1.1.	Multi-Manager: For Multi-Manager funds, Ultimus charges a fee of $500 per month per manager.

1.2.
Price Quotes: The charges for securities/commodity price quotes are determined by Ultimus’ cost of obtaining such quotes and, therefore, are subject to change. Current charges (presented as per security/per day unless otherwise noted) are as follows:

Canadian and Domestic Equities	$0.08
International Equity (Non Fair Value)	$0.40
Corporate Bonds, MBS Bonds, MBS ARMs, and Money Markets	$0.60
Government/Agency	$0.58
Floating Rate MTN	$0.62
Municipal Bonds	$0.66
High Yield Corporate Bonds, High Yield Municipal Bonds	$0.82
International Bond	$1.08
ABS, ABS Home Equity, CMO Non-Agency Whole Loan ARMs, CMOs, and CMO Other ARMs	$1.09
CMBS	$1.42
CDO & CLO	$3.75
Options	$0.10
Futures(Listed)	$0.27
Leverage Loans/Bank loans [monthly]	$16.00
Exchange Rates - Spot and Forwards	$0.66
International Equity (Fair Value)	$0.70

Humankind Benefit Corporation
Fund Accounting Fee Letter
November 24, 2020

Other Securities/Complex, Hard-to-Value	Market
Manual Pricing Inputs/Adviser Provided	$100 per month up to 10 manual inputs
Controlled Foreign Corporation (CFC)	$100 per month per CFC

1.3.
The fees are computed daily and payable monthly, along with any reimbursable expenses. The Trust, the Funds, or the Adviser agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s, the Funds’, or the Adviser’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Portfolio Price Quotation and Performance Reporting

The Trust, the Funds, or the Adviser will reimburse Ultimus for the costs of portfolio-price-quotation services utilized by the Funds and performance reporting (including after-tax performance reporting).

3.	Term

3.1.	Initial Term. This Fee Letter shall continue in effect until the expiration of the ETF Master Services Agreement’s Initial Term (the “Initial Term”).

3.2.
Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then- current Renewal Term.

3.3.
Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the Adviser shall be responsible for payment of any amounts required to be paid by the Adviser under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de- conversion or liquidation services.

3.4.
Early Termination. Any Early Termination under the Agreement with respect to a Fund shall subject the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

3.5.
Liquidation. Upon termination of the Agreement with respect to a Fund due to the liquidation, merger or reorganization of the Trust or a Fund, Ultimus shall be entitled to collect from the Trust or the Adviser the compensation described in this Fee Letter through the date on which the merger, reorganization or liquidation is completed, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a documented, reasonable fee for post-termination liquidation services, if any, as mutually agreed to by Ultimus and the Trust.

Humankind Benefit Corporation
Fund Accounting Fee Letter
November 24, 2020

4.	Fee Increases

Ultimus will annually increase the fees listed above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)1 plus 1.0% (not to exceed an aggregate 4.0% increase in any year); provided that Ultimus gives 60-day notice of such increase to the Trust’s Board of Directors and the Adviser. Any CPI–U increases not charged in any given year may be included in prospective CPI-U fee increases in future years.

5.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

[1]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Humankind Benefit Corporation
Fund Accounting Fee Letter
November 24, 2020

The parties duly executed this Fund Accounting Fee Letter dated November 24, 2020.

Humankind Benefit Corporation on its own behalf and on behalf of the Funds		Ultimus Fund Solutions, LLC
By:	/s/ James Katz	By:	/s/ Gary Tenkman
Name:	James Katz	Name:	Gary Tenkman
Title:	President	Title:

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Humankind Investments LLC
By:	/s/ James Katz
Name:	James Katz
Title:	President

Humankind Benefit Corporation
Fund Accounting Fee Letter
November 24, 2020

Fund Administration Addendum

for

Humankind Benefit Corporation

This Addendum, dated November 24, 2020, is between Humankind Benefit Corporation (the “Trust”), on its own behalf and on behalf of the Funds listed in Scheduled A to that certain ETF Master Services Agreement dated November 24, 2020, and Ultimus Fund Solutions, LLC (“Ultimus”). Capitalized terms used but not defined herein shall have the meanings set forth in the ETF Master Services Agreement.

Fund Administration Services

1.	Regulatory Reporting

Ultimus shall provide the Trust with regulatory reporting services, including:

1.1.	prepare, in consultation with Trust counsel, and supervise the filing of annual updates to prospectuses and statements of additional information in the Trust’s registration statements;

1.2.
prepare and file with the SEC (i) the reports for the Trust on Forms N-CSR, N-PORT, and N-CEN (as applicable), (ii) Form N-PX, and (iii) all required notices pursuant to Rule 24f-2 under the Investment Company Act;

1.3.
prepare such reports, notice filing forms and other documents (including reports regarding the sale of shares of the Trust as may be required in order to comply with federal and state securities law) as may be necessary or desirable to make notice filings relating to the Trust’s shares with state securities authorities, monitor the sale of Trust shares for compliance with state securities laws, and file with the appropriate state securities authorities compliance filings as may be necessary or convenient to enable the Trust to offer its shares; and

1.4.
cooperate with, and take all reasonable actions in the performance of its duties under this Agreement, so that the necessary information is made available to, the SEC or any other regulatory authority or applicable securities exchange in connection with any regulatory audit of the Trust or any Fund.

2.	Shareholder Communications

Ultimus shall develop and prepare, with the assistance of the Trust’s investment adviser(s) and other service providers, communications to shareholders, including the annual and semiannual reports to shareholders, coordinate the printing and mailing of prospectuses, notices and other reports to Trust shareholders.

3.	Corporate Governance

Ultimus shall provide the following services to the Trust and its Funds:

3.1.
provide individuals reasonably acceptable to the Board to serve as officers of the Trust, including, without limitation, an individual to serve as treasurer, who will be responsible for the management of certain of the Trust’s affairs as determined and under supervision by the Board; depending on the nature and scope of any such officer appointment, Ultimus may be entitled to an additional fee (as set forth in the Fund Administration Fee Letter);

Humankind Benefit Corporation
Fund Administration Addendum
November 24, 2020

3.2.
coordinate the acquisition of and maintain fidelity bonds and directors and officers/errors and omissions insurance policies for the Trust in accordance with the requirements of the Investment Company Act and as such bonds and policies are approved by the Board; and

3.3.	coordinate meetings of, prepare materials for, and attend and write minutes of the Board’s quarterly meetings.

4.	Other Services

Ultimus shall provide all necessary office space, equipment, personnel, and facilities for handling the affairs of the Trust; and shall provide such other services as the Trust may reasonably request that Ultimus perform consistent with its obligations under the ETF Master Services Agreement and this Fund Administration Addendum:

4.1.	administer contracts on behalf of the Trust with, among others, the Trust’s investment adviser(s), distributor, custodian, transfer agent, index receipt agent, and fund accountant;

4.2.
assist the Trust, each Fund’s investment adviser(s) and the Trust’s Chief Compliance Officer in monitoring the Trust and its Funds for compliance with applicable limitations as imposed by the Investment Company Act and the rules and regulations thereunder or set forth in the Trust’s or any Fund’s then current prospectus or statement of additional information;

4.3.	coordinate with each Fund’s service providers to facilitate the setup of the Fund on applicable securities exchanges;

4.4.	arrange for vendors to provide and post each Fund’s IOPV, as applicable, and other information required by exemptive orders;

4.5.
perform all reasonable and customary administrative services and functions of the Trust to the extent such administrative services and functions are not provided to the Trust by other agents of the Trust;

4.6.	furnish advice and recommendations with respect to other aspects of the business and affairs of the Trust, as the Trust and Ultimus shall determine desirable;

4.7.	prepare and maintain the Trust’s operating budget to determine proper expense accruals to be charged to each Fund in order to calculate its daily net asset value;

4.8.
prepare, or cause to be prepared, expense and financial reports, including Fund budgets, expense reports, pro-forma financial statements, expense and profit/loss projections and fee waiver/expense reimbursement projections on a periodic basis;

4.9.	assist each Fund’s independent registered public accounting firm with the preparation and filing of the Fund’s tax returns;

4.10.
research and calculate the qualified dividend rate for income and short-term capital gain distributions and assist in the production of supplemental tax information letters for each Fund, if applicable;

Humankind Benefit Corporation
Fund Administration Addendum
November 24, 2020

4.11.	advise the Trust and its Board on matters concerning the Trust and its affairs including making recommendations regarding dividends and distributions;

4.12.	administer all disbursements for a Fund; and

4.13.	upon request, assist each Fund in the evaluation and selection of other service providers, such as independent public accountants, printers and EDGAR providers.

For special cases, the parties hereto may amend the procedures or services set forth in the ETF Master Services Agreement as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure or service which has been approved by the Trust does not conflict with or violate any requirements of its Agreement and Declaration of Trust or then-current prospectuses, or any rule, regulation or requirement of any regulatory body.

5.	Tax Matters

Ultimus does not provide tax advice. Nothing in the ETF Master Services Agreement or this Fund Administration Addendum shall be construed or have the effect of rendering tax advice. It is important that the Trust or a Fund consult a professional tax advisor regarding its individual tax situation.

6.
Liquidity Risk Management Program Support. Ultimus will provide assistance in support of the Fund’s obligation to maintain its own Liquidity Risk Management Program (“LRMP”) which meets the requirements of Rule 22e-4 under the Investment Company Act. The LRMP support shall include the following services:

Ongoing Services (as applicable).

•	Provide data from each Fund’s books and records.
•	Assist with arranging Board notifications.
•	Assist in the preparation of Form N-LIQUID.
•	Add adviser’s liquidity risk discussion to shareholder reports.

7.	Legal Representation

Notwithstanding any provision of the ETF Master Services Agreement or this Fund Administration Addendum to the contrary, Ultimus will not provide legal representation to the Trust or any Fund, including through the use of attorneys that are employees of Ultimus. The Trust acknowledges that in-house Ultimus attorneys exclusively represent Ultimus and will rely on outside counsel retained by the Trust to review all services provided by in-house Ultimus attorneys and to provide independent judgment on the Trust’s behalf. The Trust acknowledges that because no attorney-client relationship exists between in-house Ultimus attorneys and the Trust, any information provided to Ultimus attorneys will not be privileged and may be subject to compulsory disclosure under certain circumstances. Ultimus represents that it will maintain the confidentiality of information disclosed to its in-house attorneys on a best efforts basis.

Signatures are located on the next page.
Humankind Benefit Corporation
Fund Administration Addendum
November 24, 2020

The parties duly executed this Fund Administration Addendum as of November 24, 2020.

Humankind Benefit Corporation on its own behalf and on behalf of the Funds	Ultimus Fund Solutions, LLC

By:/s/ James Katz	By:/s/ Gary Tenkman
Name James Katz	Name: Gary Tenkman
Title: President	Title: Chief Executive Officer

Humankind Benefit Corporation
Fund Administration Addendum
November 24, 2020

Fund Administration Fee Letter

for

the Funds listed on Schedule A
each a series of
Humankind Benefit Corporation

This Fee Letter (this “Fee Letter”) applies to the Services provided by Ultimus Fund Solutions, LLC (“Ultimus”) to Humankind Benefit Corporation (the “Trust”) for the Funds listed on Schedule A (individually referred to herein as a “Fund” and collectively as the “Funds”) pursuant to that certain ETF Master Services Agreement dated November 24, 2020, and the Fund Administration Addendum dated November 24, 2020 (the “Agreement”). Capitalized terms used but not defined herein shall have the meanings set forth in the Agreement.

1.	Fees

1.1.
For the Fund Administration Services provided under the Fund Administration Addendum, Ultimus shall be entitled to receive a fee and reimbursable expenses from the Trust, or the Funds, or the Adviser (as hereinafter defined) on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, computed with respect to the Funds as follows:

Average Daily Net Assets	Administration Fee
Up to $250 million	0.05%
$250 million to $500 million	0.04%
In excess of $500 million	0.025%

The fee will be calculated based on the aggregate net assets of the Funds and distributed to the Funds in accordance with a Board approved methodology.

The fee will be subject to an annual fund complex minimum calculated as $60,000 ($45,000 for the first two (2) years of a Fund’s operations) times the number of Funds in the Trust. For the avoidance of doubt, although the number of Funds in the Trust will determine the fund complex minimum, it is not required that each Fund pay $60,000 (or $45,000 as applicable) in fees annually; only that Ultimus receive aggregate annual fees at least equal to the fund complex minimum.

1.2
Forms N-CEN and N-PORT:  The Trust, the Funds, or the Adviser agrees to pay Ultimus a one-  time implementation fee of $3,000 per Fund and an annual fee per Fund (based on the schedule below) for preparing Form N-PORT and to meet the requirements of Rule 30b1-9 under the 1940 Act.

	Number of Securities	Annual Fee
Equity Funds*	Less than 11 11 to 500	$3,500 plus documented, reimbursable expenses $6,000 plus documented, reimbursable expenses
	501 to 2,000	$8,000 plus documented, reimbursable expenses
	Over 2,000	TBD plus documented, reimbursable expenses

Fixed Income Funds
Less than 500	$7,500 plus documented, reimbursable expenses
501 to 1,000	$10,000 plus documented, reimbursable expenses
Over 1,000	TBD plus documented, reimbursable expenses

Humankind Benefit Corporation
Fund Administration Fee Letter
November 24, 2020

* An Equity Fund is a fund whose portfolio held 25% or less in fixed income securities over the previous three-month period.

In addition, the Trust, the Funds, or the Adviser will reimburse Ultimus for the actual third-party data costs and data services required to complete Forms N-PORT and N-CEN or to meet the requirements of Rules 30a-1 and 30b1-9 under the 1940 Act.

1.3.	Tax Provisioning/FIN 48 Compliance fee. The Fund shall pay Ultimus $495.00 per calendar quarter for tax provisioning services and FIN 48 Compliance.

1.4.
Treasurer Services Fee. In consideration for Ultimus providing an individual to serve as the Trust’s Treasurer, Ultimus will be entitled to receive an annual fee of $10,000 (the “Treasurer Fee”). The Treasurer Fee shall be due and payable annually in advance with the first such payment due and payable on the date of such person’s appointment to the office of Treasurer, and thereafter on January 1st of each calendar year for so long as an Ultimus employee serves as the Trust’s Treasurer. The Treasurer Fee shall be prorated for any partial year’s service.

1.5.
The fees are computed daily and payable monthly, along with any reimbursable expenses. The Trust, the Funds, or the Adviser agrees to pay all fees within 30 days of receipt of each invoice. Ultimus retains the right to charge interest of 1.5% on any amounts that remain unpaid beyond such 30-day period. Acceptance of such late charge shall in no event constitute a waiver by Ultimus of the Trust’s, the Funds’, or the Adviser’s default or prevent Ultimus from exercising any other rights and remedies available to it.

2.	Reimbursable Expenses

In addition to the above fees, the Trust, the Funds, or the Adviser will reimburse Ultimus for certain reimbursable expenses incurred on each Fund’s behalf, including, but not limited to, travel expenses to attend Board meetings and any other expenses approved by the Trust or the Adviser. The Trust and each Fund will be responsible for the Fund’s normal operating expenses, such as federal and state filing fees, EDGARizing fees, insurance premiums, typesetting and printing of the Fund’s public documents, and fees and expenses of the Trust’s other vendors and providers that provide services to the Fund.

      Check this box for ETF Fund Data Web Package (described below)
$5,000.00 initial set up charge
$4,000.00 annual maintenance (invoiced annually in advance)

4.	Term

4.1	Initial Term. This Fee Letter shall continue in effect until the expiration of the Master Services Agreement’s Initial Term (the “Initial Term”).

Humankind Benefit Corporation
Fund Administration Fee Letter
November 24, 2020

4.2
Renewal Terms. Immediately following the Initial Term, this Fee Letter shall automatically renew for successive one-year periods (each a “Renewal Term”) unless Ultimus, the Trust, or the Adviser gives written notice of termination at least 90 days prior to the end of the Initial Term or the then- current Renewal Term.

4.3
Termination. Ultimus or the Trust may terminate the Agreement entirely or on behalf of a Fund as set forth in the Agreement. Any such termination shall be treated as a termination of this Fee Letter with respect to each Fund as to which the termination applies, in which case the Adviser shall be responsible for payment of any amounts required to be paid by the Adviser under the Agreement, including, without limitation, any applicable Early Termination Fee, any reimbursements for cash disbursements made by Ultimus and any fee for post-termination de- conversion or liquidation services.

4.4
Early Termination. Any Early Termination under the Agreement with respect to a Fund shall subject the Adviser to paying an “Early Termination Fee” equal to the fee amounts due to Ultimus through the end of the then-current term as calculated in this Fee Letter, including the repayment of any negotiated discounts provided by Ultimus during the then-current term.

4.5
Liquidation. Upon termination of the Agreement with respect to a Fund due to the merger, reorganization, or liquidation of the Trust or a Fund, Ultimus shall be entitled to collect from the Trust or the Adviser the compensation described in this Fee Letter through date on which the merger, reorganization or liquidation is completed, the amount of all of Ultimus’ cash disbursements reasonably made for services in connection with Ultimus’ activities in effecting such termination, including, without limitation, the delivery to the Trust or its designees of the Trust’s property, records, instruments, and documents, and a documented, reasonable fee for post- termination liquidation services, if any, as mutually agreed to by Ultimus and the Trust.

5.	Fee Increases

Ultimus will annually increase the minimum fees listed in section 1.1 above by an amount not to exceed the average annual change for the prior calendar year in the Consumer Price Index for All Urban Consumers - All Items (seasonally unadjusted) (collectively the “CPI-U”)2 plus 1.0% (not to exceed an aggregate 4.0% increase in any year); provided that Ultimus gives 60-day notice of such increase to the Trust’s Board of Directors and the Adviser. Any CPI–U increases not charged in any given year may be included in prospective CPI-U fee increases in future years.

6.	Amendment

The parties may only amend this Fee Letter by written amendment signed by all the parties.

Signatures are located on the next page.

[2]	Using 1982-84=100 as a base, unless otherwise noted in reports by the Bureau of Labor Statistics.

Humankind Benefit Corporation
Fund Administration Fee Letter
November 24, 2020

The parties duly executed this Fund Administration Fee Letter dated November 24, 2020.

Humankind Benefit Corporation on its own behalf and on behalf of the Funds	Ultimus Fund Solutions, LLC

By: /s/ James Katz	By: /s/ Gary Tenkman
Name: James Katz	Name: Gary Tenkman
Title: President	Title: Chief Executive Officer

The undersigned investment adviser (the “Adviser”) hereby acknowledges and agrees to the terms of the Agreement.

Humankind Investments LLC

By: /s/ James Katz
Name: James Katz
Title: Chief Executive Officer

Humankind Benefit Corporation
Fund Administration Fee Letter
November 24, 2020

ETF FUND DATA WEB PACKAGE - WEB SERVICES

Market Data

Comprehensive Market Data hosted by Ultimus updated nightly
I Daily NAV Price
I Daily NAV Price Change
I Daily NAV Price Change Percentage
I Market Price – Mid Point between Bid and Ask at Market Close I Market Price Change
I Premium / Discount I Shares Outstanding
I Volume
I Total Net Assets

Performance Data
Comprehensive Performance Data hosted by Ultimus
l ETF Fund NAV and Market Price performance updated nightly
l Index performance available (Additional Licensing Fees may be required)
I Growth of $10,000 chart available

Holdings Data

Fund holdings data hosted by Ultimus updated nightly to meet fund disclosure rules
l Top ten holdings and all holdings available
I Fields Available
I Symbol I Name
I Market Value
I Percent of Net Assets

Distributions Data

Distributions data will be available to show most recent and historical distributions paid by the ETF
I Fields Available
I Ex Date
I Record Date I Pay Date
I ST Cap Gains, LT Cap Gains, Income/Other
I Total Distribution Amount

Analytics Data
I Provide 30 Day SEC Yield updated monthly
I Provide Distribution Rate updated monthly

Document Center WebPage
Provides online access to PDF’s of the Fund’s Regulatory Documents
I Documents Hosted
I Prospectus I SAI
I Semi-Annual Report I Annual report
I Fund Fact Sheet
I Ultimus provides a direct link to the PDF’s in the document center for viewing on the  fund’s website. The link will be utilized on Fund’s own website to provide seamless integration with Ultimus’ document center

REPORTING SERVICES
l Included in our services at no cost
l Next Generation Secure Web-Based Report Delivery Vehicle l Allows for Direct Request or Subscription Based Delivery
l Reports Available in Multiple Formats (PDF, Excel, XML, CSV)

PRICING

ETF Fund Data Web Package Fees:
$5,000 initial set up charge
$4,000 annual maintenance invoiced annually in advance

Reporting Services Fees:
No cost